EXHIBIT 99.5

Introduction to the Unaudited Pro Forma Combined Condensed Financial Statements

      The following unaudited pro forma combined condensed financial statements give effect to the acquisition by inSilicon Corporation (the "Company") of Xentec Inc. ("Xentec") on December 18, 2000. The unaudited pro forma condensed financial statements are based upon the historical financial statements of the respective companies. The unaudited pro forma condensed combined balance sheet assumes that the acquisition of Xentec took place on September 30, 2000. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2000 assumes that the acquisition took place on October 1, 1999.

      The historical amounts for inSilicon are derived from the Company's consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000. The historical amounts for Xentec are derived from unaudited financial statements for the period ended September 30, 2000 and the audited financial statements for the year ended December 31, 1999.

      The unaudited pro forma combined financial statements and related notes are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of the Company as they may be in the future or as they might have been had the acquisition been effected on the assumed date. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of the Company, and the related notes thereto, which are included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 and the historical financial statements of Xentec, and the related notes thereto, presented elsewhere in this Current Report on Form 8-K/A. See Exhibits 99.2, 99.3 and 99.4 attached hereto.

                              inSilicon Corporation
              Unaudited Pro Forma Combined Condensed Balance Sheet
                            As of September 30, 2000
                                 (in thousands)

                                                               Historical              Pro Forma inSilicon
                                                        -----------------------------------------------------
                                                        inSilicon         Xentec    Adjustments(a)   Combined
                                                        -----------------------------------------------------
Current assets:
       Cash and cash equivalents                         $ 10,798       $     99      $ (2,973)      $  7,924
       Short-term investments                              27,383             --                       27,383
       Accounts receivable                                  6,699            115                        6,814
       Receivable from Phoenix                              1,054             --                        1,054
       Other current assets                                 1,992            135                        2,127
                                                        -----------------------------------------------------
       Total current assets                                47,926            349        (2,973)        45,302

Investments                                                   838             --                          838
Property and equipment, net                                 1,231            214                        1,445
Computer software costs, net                                5,385             --           197          5,582
Goodwill and other intangible assets, net                   8,000             --        11,361         19,361
Other assets                                                  330             --                          330
                                                        -----------------------------------------------------
Total assets                                             $ 63,710       $    563      $  8,585       $ 72,858
                                                        =====================================================

Liabilities and Stockholders' Equity

Current liabilities:
       Accounts payable                                  $  1,243       $    178                     $  1,421
       Payroll and related liabilities                      2,307             --                        2,307
       Deferred revenue                                     2,692             --                        2,692
       Loans payable                                           --             53                           53
       Accrued merger costs                                   756                                         756
       Other accrued liabilities                            1,630             --      $    552          2,382
                                                                                           200
                                                        -----------------------------------------------------
 Total current liabilities                                  8,628            231           752          9,611

Long-term obligations                                       2,955             65           316          3,336
                                                        -----------------------------------------------------
Total liabilities                                          11,583            296         1,068         12,947

Commitments and contingencies

Stockholders' equity:
       Preferred stock                                         --             --                           --
       Common stock                                            14              8            (7)            15
       Additional paid-in capital                          77,232             --         8,163         85,395
       Net contribution from stockholder                       --             --                           --
       Deferred stock-based compensation                   (1,078)            --          (380)        (1,458)
       Retained earnings (accumulated deficit)            (24,093)           259          (259)       (24,093)
       Accumulated other comprehensive income                  52             --            --             52
                                                        -----------------------------------------------------
       Total stockholders' equity                          52,127            267         7,517         59,911
                                                        -----------------------------------------------------
Total liabilities and stockholders' equity               $ 63,710       $    563      $  8,585       $ 72,858
                                                        =====================================================

                              inSilicon Corporation
         Unaudited Pro Forma Combined Condensed Statements of Operations
                     For the year ended September 30, 2000
                     (in thousands, except per share data)

                                                                  Historical                Pro Forma inSilicon
                                                           ---------------------------------------------------------
Revenue:                                                   inSilicon        Xentec       Adjustments        Combined
                                                           ---------------------------------------------------------
    License fees                                            $ 20,411       $    476                         $ 20,887
    Services                                                   5,017            695                            5,712
                                                           ---------------------------------------------------------
Total revenue                                                 25,428          1,171                           26,599

Cost of revenue:
     License fees                                              1,613            181                            1,794
     Services                                                  1,001            226                            1,227
     Amortization of purchased technology                      1,256             --       $     33(b)          1,289
                                                           ---------------------------------------------------------
Total cost of revenue                                          3,870            407             33             4,310
                                                           ---------------------------------------------------------

Gross margin                                                  21,558            764            (33)           22,289

Operating expenses:
   Research and development                                    7,753            176                            7,929
   Sales and marketing                                         9,510             --                            9,510
   General and administrative                                  3,336            437                            3,773
   Amortization of goodwill and other intangible assets        2,220             --          1,893(c)          4,113
   Stock-based compensation                                      642             --            152(d)            794
                                                           ---------------------------------------------------------
       Total operating expenses                               23,461            613          2,045            26,119
                                                           ---------------------------------------------------------

Income (loss) from operations                                 (1,903)           151         (2,078)           (3,830)

Interest income, net                                           1,225            (12)                           1,213
                                                           ---------------------------------------------------------
Income (loss) before income taxes                               (678)           139         (2,078)           (2,617)
Provision for income taxes                                       587             52                              639
                                                           ---------------------------------------------------------
Net income (loss)                                           $ (1,265)      $     87       $ (2,078)         $ (3,256)
                                                           =========================================================

Net loss per share:
Basic                                                       $  (0.10)                                       $  (0.25)
Diluted                                                     $  (0.10)                                       $  (0.25)

Weighted average number of shares used in computation:
 Basic                                                        12,338                           634(e)         12,972
 Diluted                                                      12,338                           634(e)         12,972

                              INSILICON CORPORATION
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.    The Periods Combined

      The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 2000, combines the historical statements of operations of inSilicon and Xentec Inc. for the same period, as if the merger had occurred as of the beginning of the period.

2.    Pro Forma Basis of Presentation

      The pro forma adjustments made in connection with the development of the pro forma information have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Consolidated Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during this period.

      The Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 2000, reflect the equivalent shares of inSilicon Corporation common stock issued in exchange for all of the outstanding stock, warrants, and options of Xentec Inc. The pro forma adjustments reflect the additional shares that would be used in computing basic and diluted earnings per share as if the merger had occurred at the beginning of the period.

3.    Pro Forma Earnings Per Share

      The Unaudited Pro Forma Combined Consolidated Financial Statements for inSilicon Corporation have been prepared as if the merger had occurred at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of inSilicon Corporation outstanding during the period and the outstanding shares of Xentec adjusted for the exchange ratio as discussed in Note 2.

      The pro forma diluted loss per share is computed using the weighted average number of inSilicon Corporation common stock and dilutive common equivalent shares outstanding during the period and the combined shares of inSilicon Corporation common stock to be issued based on the exchange. Common equivalent shares consist of the incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined company had a pro forma net loss for the period presented herein; therefore, none of the options and warrants outstanding during the period presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

4. Translation of Xentec Canadian Dollar, Canadian Generally Accepted Accounting Principles (GAAP) Financial Statements

      The reporting currency of Xentec is the Canadian dollar. Income and expense accounts for the pro forma information relating to Xentec are translated into US dollars using the average exchange rate in effect for the year ended September 30, 2000. The average exchange rate in effect was .67139. Assets and liabilities are translated into US dollars at the exchange rates prevailing as of the balance sheet date. The exchange rate in effect as of September 30, 2000 was .66357. There are no material differences between Canadian and US GAAP with reference to the Xentec financial statements included herein.

5.    Pro Forma Adjustments

      For purposes of determining the pro forma effect of the acquisition of Xentec on the Company's financial statements, the following adjustments have been made:

Balance Sheet as of September 30, 2000:

(a) Represents adjustments to reflect the allocation of the purchase consideration to the acquired assets and liabilities of Xentec based on their fair value at December 18, 2000.

The Company acquired all of the outstanding capital stock of Xentec, a privately-held developer of analog and mixed-signal intellectual property. The consideration consisted of the following:

      o     cash payments of $2,973,000
      o     15,678 shares of the Company's common stock
      o     options to purchase 96,004 shares of the Company's common stock, and
      o 618,378 exchangeable preferred shares of inSilicon Canada Ltd. ("inSilicon Canada"), a corporation governed by the laws of Canada and an indirect, wholly-owned subsidiary of the Company. The exchangeable preferred shares of inSilicon Canada are convertible on a one-for-one basis into common shares of the Company.

                                                         Per           Amount
Consideration                                  Shares    Share    (in thousands)

Cash                                                                 $  2,973
Estimated fair value of common stock issued   634,056    $11.31         7,171
Fair value of stock options                    96,004     10.34           993
Accrued transaction costs                                                 552
                                                                     --------
      Total consideration                                            $ 11,689
                                                                     --------

      In addition, inSilicon Canada will issue up to an additional 415,000 exchangeable preferred shares to the former Xentec stockholders over a two-year period, contingent upon the achievement of certain performance-based milestones.

      The total initial purchase cost of approximately $11.7 million is allocated to the fair value of the assets acquired as follows:

Net assets assumed                                                     $    195
Fair value of developed technology                                          197
Fair value of other intangible assets                                       594
Stock-based compensation                                                   (380)
Deferred taxes                                                              316
Goodwill                                                                 10,767
                                                                       --------
       Total allocation of purchase price                              $ 11,689
                                                                       ========

      The assets acquired include $197,000 of software development costs (that are being amortized on a straight-line basis over six years) and $594,000 of other intangible assets (that are being amortized on a straight-line basis over six years). The Other Intangible Assets capitalized represent the value of the installed base of customers, the distribution channel and the related agreements acquired. The $10.8 million of excess of purchase cost over assets acquired was recorded as goodwill and is being amortized on a straight-line basis over six years.

Statement of Operations for the year ended September 30, 2000:

(b) Amortization of purchased technology recorded as a result of the acquisition.

(c) Amortization of goodwill and other intangible assets recorded as a result of the acquisition.

(d) Amortization of deferred compensation expense resulting from stock options issued in connection with the acquisition. Deferred compensation expense is being amortized on a straight-line basis over the remaining vesting period of 10 quarters.

(e) Increase in weighted average shares outstanding as a result of common shares that were issued in connection with the acquisition.

6. Reconciliation to Xentec Unaudited Pro Forma Statement of Operations for the Year Ended September 30, 2000 (amounts in thousands):

                         ------------------------------------------------------------
                         Nine Months   Reclass  Three Months   Year-Ended   Converted
                               Ended       CDN         Ended      9/30/00       to US
                             9/30/00                12/31/99          CDN    Note (4)
                                 CDN                     CDN
                         ------------------------------------------------------------
Total revenue                 $1,406                  $  338       $1,744      $1,171

Total cost of revenue            479                     127          606         407
                         ------------------------------------------------------------

Gross margin                     927                     211        1,138         764

Total operating expenses         773     $(19)           158          912         613
                         ------------------------------------------------------------

Income from operations           154       19             53          226         151

Interest expense                  --       19             --           19          12
                         ------------------------------------------------------------

Income before taxes              154       --             53          207         139

Provision for taxes               20                      57           77          52
                         ------------------------------------------------------------

Net income                    $  134     $ --         $   (4)      $  130      $   87
                         ============================================================